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                                                                    EXHIBIT 5.01

                                January 7, 1999

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013

Dear Sirs:

  With reference to the registration statement on Form S-4 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 499,876,427 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), the 604,502,284 shares of the Company's Class A Liberty Media Group common stock, par value $1.00 per share, and the 56,720,431 shares of the Company's Class B Liberty Media Group common stock, par value $1.00 per share (collectively, the "Liberty Media Group Tracking Stock"), to be issued pursuant to the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, by and among the Company, Italy Merger Corp. and Tele-Communications, Inc., I am of the opinion that:

  1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

  2. the issuance of the Common Stock and the Liberty Media Group Tracking Stock has been duly authorized by appropriate corporate action of the Company; and

  3. when the Common Stock and the Liberty Media Group Tracking Stock have been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Common Stock and Liberty Media Group Tracking Stock will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related Proxy Statement/Prospectus under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ Robert S. Feit
                                          -------------------------------------
                                          Robert S. Feit
                                          General Attorney and Assistant
                                          Secretary